                                                                    EXHIBIT 10.1


                           TERMS OF MERCHANT AGREEMENT


A.       MERCHANT'S ACCEPTANCE OF CARDS.

Merchant shall honor without discrimination valid Cards properly tendered for use. For purposes of this Agreement, "Card" means a credit or debit Card issued pursuant to the rules and regulations (the "Rates") of VISA, MasterCard or any other Card associations for which Orbis Development, Inc. provides Card processing pursuant to this Agreement (each, an "Association"). Merchant shall record and tender to Orbis Development, Inc. all Card transactions on the appropriate paper forms or via electronic data transmission (all such Sales Data and electronic records collectively referred to herein as "Sales Data"). Throughout the term of this Agreement, Merchant agrees not to use the services of any bank, corporation, entity or person other than Orbis Development, Inc. for authorization of Card transactions or for presentation of Sales Data into the interbank clearing systems of any Association. Merchant represents and warrants that its execution of and performance under this Agreement in no way breaches, contravenes, violates or in any manner conflicts with any legal obligation of Merchant, including, without limitation, any Agreement between or among Merchant, and any third party or parties. As to each Card transaction evidenced by Sales Data tendered to Orbis Development, Inc., Merchant represents and warrants to Orbis Development, Inc. that (i) the Sales Data represents payment or refund of payment not previously tendered to Orbis Development, Inc., for the bona fide sale or lease of the goods, services or both described in Schedule A to this Agreement, which have been provided by Merchant in the ordinary course of Merchant's business, and is originated by Merchant in compliant with this Agreement and the Rules; (ii) the transaction represents obligations of the person to whom the Card has been issued and/or the authorized user (the "Cardholder") for the amounts in the transaction and only for goods actually sold or leased or services actually rendered (including taxes) and does not involve any element of credit for any other purpose; (iii) the Sales Data is free from any alteration not authorized by the Cardholder; (iv) the transaction is in compliance with all applicable laws, ordinances, and regulations; (v) the indebtedness represented by the Sales Data has not been pledged as collateral for payment of any indebtedness or obligation of Merchant or any other person;
(vi) Merchant has no knowledge or notice of information that would lend it to believe that the enforceability and collectibility of the subject Sales Data is in any manner impaired; (vii) neither Merchant nor any representative, agent or employee of Merchant has advanced any sum to any Cardholder or to any representative, agent or employee of Merchant in connection with the Card transaction; (viii) the transaction is not submitted on behalf of a third party and no third party is involved in the transaction; and (ix) Merchant has not imposed any surcharge or finance charge on the Card transaction or otherwise has required the Cardholder to pay fees due to Orbis Development, Inc. hereunder. In addition to the preceding Merchant expressly represents and warrants to Orbis Development, Inc. that, with respect to any transaction in which a Card is not physically presented to Merchant, such as in any mail, telephone or pre-authorized transaction for which Orbis Development, Inc. has agreed to provide processing, the Sales Data has been furnished by the Cardholder or an authorized user of the Card and the information contained in the Sales Data, including without limitation the Cardholder's Account number and Card expiration date, is accurate and correct. Merchant shall not tender Sales Data to Orbis Development, Inc. until the goods or services represented thereby have been delivered or rendered.

                                                  Initial________ Date: ________


B.       AUTHORIZATIONS

Merchant agrees as follows: (i) Merchant shall obtain authorization for all Card transactions, by contacting the approval center designated by Orbis Development, Inc.; (ii) presentation of Sales Data shall be neither effective nor accepted by Orbis Development, Inc. unless a proper approval code or authorization number is clearly marked thereon; and (iii) Sales Data shall be presented to Orbis Development, Inc. on or before the business day immediately following the day that such Sales Data is originated, unless Orbis Development, Inc.'s facilities are closed on such day, in which event such Sales Data shall be deposited by 10:00 a.m. on Orbis Development, Inc.'s next business day. Merchant acknowledges that authorization of a Card transaction indicates only that credit is available for the Card transaction at the time the authorization is given and does not constitute a representation or warranty by Orbis Development, Inc. regarding the user of the Card or the validity of the transaction, or that the transaction will not be the subject of a chargeback.

                                                  Initial________ Date: ________


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C.       OPERATING GUIDE AND ASSOCIATION RULES

Orbis Development, Inc. will supply Merchant with an Operating Guide, the terms of which are incorporated in this Agreement. Orbis Development, Inc. may from time to time advise Merchant of requirements imposed by the Rules. For all Card transactions, Merchant shall comply with the Operating Guide and Rules. If there is any conflict between the terms of this Agreement and the Operating Guide and rules, the terms of this Agreement will govern. Merchant's signature on this Agreement constitutes the acknowledgment that Merchant has received, has reviewed and understands the Operating Guide.

                                                  Initial________ Date: ________

D.       TRAVEL AND ENTERTAINMENT CARDS

Orbis Development, Inc.'s sole responsibility for transactions involving Cards issued by American Express, Diners Club/Carte Blanche, Discover Card and JCB (each, a "TITLE Card Issuer") will be to provide the services specified in the Operating Guide for the T&E Card types designated in Schedule A. Except to the extent Orbis Development, Inc. provides settlement services for JCB or Diners Club/Carte Blanche transactions, all chargeback obligations and similar financial responsibilities arising from Merchant's T&E Card transactions will be governed exclusively by Merchant's Agreement with the respective T&E Card Issuer ("Issuer Agreement") and will be resolved between Merchant and the applicable T&E Card Issuer. All references to "Card", "Association", and "Rules" in this Agreement refer to T&E Cards, T&E Card Issuers, and T&E Card Issuer rules and regulations only to the extent the Operating Guide makes the provisions in which such terms are used applicable to transactions involving the T&E Card Issuer. Merchant shall not seek authorization for or submit for processing or settlement any T&E Card transactions unless Merchant has in effect a valid Issuer Agreement with such T&E Card Issuer. Immediately upon the termination of any Issuer Agreement, Orbis Development, Inc. shall have no further obligation to provide any services to Merchant for transactions involving such T&E Card Issuer's Cards. Orbis Development, Inc. does not warrant or bear any responsibility for any T&E Card Issuer or for its performance of any obligations to Merchant. If any Issuer Agreement requires a T&E Card Issuer's consent for Orbis Development, Inc. to perform the services contemplated by this Agreement, Merchant is responsible for obtaining that consent.

                                                  Initial________ Date: ________

E.       SETTLEMENT

(a) Merchant acknowledges that all deposits to the Account (the "Account") at the financial institution identified in Part I (the "Bank") for the debiting end crediting of Card transactions or other payments constitute provisional credits only and are subject to Orbis Development, Inc.'s final audit and verification. Merchant hereby authorizes Orbis Development, Inc. to debit the Account for amounts due to Orbis Development, Inc. without respect to the source of any funds in the Account. This authority will remain in full force and effect until Orbis Development, Inc. has notified the Bank that all monies due from Merchant under this Agreement have been paid in full. With respect to Automated Clearing House ("ACH") settlement, of Card transactions, Merchant hereby (i) agrees to be bound by the terms of the operating rules of the National Automated Clearing House Association, as in effect from time to time, and (ii) authorizes Orbis Development, Inc. to initiate ACH credit and debit entries and adjustments to the Account. Orbis Development, Inc. shall not be liable for any delays in receipt of funds or errors in Account entries caused by third parties, including but not limited to, the Associations or the Bank. Merchant shall not close the Account without providing Orbis Development, Inc. at least five (5) days' prior written notice of such closure and substitution of another Account. Merchant shall be solely liable for all fees and costs associated with the Account.

(b) Merchant shall use Equipment approved by Orbis Development, Inc. to transmit Sales Data to Orbis Development, Inc. or its designee at least once every twenty-four (24) hours. Merchant will be solely responsible for all communication expenses required to accomplish the transmission of Sales Data. Merchant acknowledges that Orbis Development, Inc., will not accept Sales Data tendered more than thirty (30) days after the transaction represented thereby,

(c) To the extent Sales Data does not represent sufficient credits or the Account does not have a sufficient balance to pay amounts due to Orbis Development, Inc. under this Agreement, Orbis Development, Inc. shall have the right to pursue one or more of the following: (i) demand and receive immediate payment from Merchant for such amounts; (ii) terminate this Agreement; (iii) withhold settlement payments to Merchant; (iv) pursue any remedies Orbis

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Development, Inc. may have at law or in equity; and (v) collect any amount due or which may become due to Orbis Development, Inc. from any Merchant Accounts at the Bank or at any other financial institution without notice to Merchant. Merchant hereby gives Orbis Development, Inc. a security interest in all such Accounts for such purpose.

(d) If Merchant believes that any adjustments should be made to the Account, Merchant must notify Orbis Development, Inc. in writing within forty-five (45) days after the debit or credit in question was made. Failure to notify Orbis Development, Inc. within such time period, Orbis Development, Inc. will not be responsible for investigating or affecting any requested adjustments. If Merchant notifies Orbis Development, Inc. after such time period, Orbis Development, Inc. shall have no obligation to affect any such adjustments. Efforts by Orbis Development, Inc. to assist Merchant in investigating such matters will not create any obligations to continue such investigation or assist with any investigation in response to any future notices of possible adjustments that are not timely submitted.

                                                  Initial________ Date: ________

F.       RESERVE ACCOUNT

Merchant agrees that at any time and from time to time Orbis Development, Inc. may designate an amount of funds that Merchant must maintain with Orbis Development, Inc. in order to protect Orbis Development, Inc. against the risk of existing or anticipated chargebacks and to satisfy any other Merchant obligations under this Agreement (the "Reserve Account"). Orbis Development, Inc. may establish the Reserve Account unilaterally by withholding funds due to Merchant, debiting the Account, or requesting and receiving from Merchant a cash deposit. Orbis Development, Inc. may receive out of the Reserve Account all amounts, which are or become due to Orbis Development, Inc. pursuant to this Agreement. However, the existence of a Reserve Account will not limit Orbis Development, Inc.'s right to debit the Account or withhold ongoing settlement payments for chargebacks, potential chargebacks and adjustments. In the event Merchant fails to establish or maintain any required Reserve Account, Orbis Development, Inc. may immediately terminate this Agreement and may exercise any other rights Orbis Development, Inc. has hereunder. The Reserve Account shall not bear interest, and Merchant shall have no right to return of the funds in the Reserve Account until all of Merchant's obligations under this Agreement are satisfied. In addition, and notwithstanding the lack of outstanding obligations by Merchant at the termination of this Agreement, Orbis Development, Inc. is authorized to retain the funds in the Reserve Account for a period not to exceed ten (10) months after termination of this Agreement or for such longer period of time as reasonably determined by Orbis Development, Inc. to be necessary. Accordingly, Merchant's obligations under this Section 6 shall survive termination of this Agreement.

                                                  Initial________ Date: ________

G.       CHARGEBACKS OF TRANSACTIONS

If any Sales Data for which Orbis Development, Inc. has credited the Account is the subject of a chargeback or there is any dispute, claim, counterclaim, defense or setoff asserted by a Cardholder against Merchant with respect to any goods or services purchased or leased by use of a Card, whether or not said assertion is valid, Orbis Development, Inc. may deduct from settlement payments due to Merchant or debit the Account in an amount equal to 100% of the amount previously credited for the subject Sales Data. Alternatively, Orbis Development, Inc. may demand (either orally or in writing) that Merchant pay Orbis Development, Inc. 100% of the amount that previously was credited for the subject Sales Data, and Merchant shall make such payment within one (1) business day of such demand. Subsequently, Merchant may resubmit such Sales Data to Orbis Development, Inc. for a second presentation into the applicable Association's Interbank Clearing System, in accordance with the Rules of such Association.

                                                  Initial________ Date: ________

H.       ADVERTISING

Merchant shall display Association decals and program marks on promotional materials furnished by Orbis Development, Inc., as required by the Rules, but must not indicate that any of the Associations endorses Merchant's goods or services. Merchant shall not use such Orbis Development, Inc. promotional materials after termination of this Agreement.

                                                  Initial________ Date: ________
I.       FEES




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(a) Merchant shall pay Orbis Development, Inc. for the services set forth in
Schedule A in accordance with the pricing schedule set forth therein. Merchant acknowledges that such pricing is based on Merchant's representation as to its volume of credit Card transactions, method of processing and interchange qualification criteria and, to the extent Merchant's actual volumes, method and criteria differ from such representation, Orbis Development, Inc. at its option may, from time to time modify the pricing set forth on Schedule A.

(b) Orbis Development, Inc. may change its fees, charges and discounts from time to time resulting from increases in the fees and charges imposed by any Association or third party vendor by giving notice of the change to Merchant. Any price change imposed by Orbis Development, Inc. that is caused by changes in the published fees of any Association shall be applicable to Merchant as of the effective date established by the Association. As to any price change not thus caused by Association increases, Orbis Development, Inc. shall provide Merchant with at least thirty (30) days' notice of the effective date of the price change. In addition to the above increases, Orbis Development, Inc. may increase the fees, charges and discounts set forth on Schedule A for any reason after twelve (12) months from the date hereof by not more than five percent (5%). Merchant's presentation of any Sales Data to Orbis Development, Inc. after such effective date shall constitute Merchant's acceptance of the new prices.

                                                  Initial________ Date: ________

J.       INDEMNIFICATION AND PERSONAL GUARANTY

(a) Merchant agrees to and hereby does indemnify and hold Orbis Development, Inc., the Associations and their affiliates harmless from and against any and all losses, liabilities, claims by Cardholders or other third parties, and damages of any and every kind (including, without limitation, Orbis Development, Inc.'s costs, expenses and reasonable attorneys' fees) to which such parties may be subjected arising out of or attributed, directly or indirectly, to: (i) any noncompliance by Merchant with this Agreement or the Rules; (ii) any return of goods, price adjustment or other dispute with or claim by a Cardholder (whether or not such Cardholder's claim or demand is valid), any credit memorandum, or any Sales Data submitted to Orbis Development, Inc. differing from the original;
(iii) any chargeback that arises from the transactions that are subject to this Agreement; (iv) any services provided by any Association; (v) the purchase, delivery, installation, acceptance, rejection, ownership, possession, use, operation, condition, liens against, or return of the Equipment; (vi) any breach by Merchant of any of Merchant's representations, warranties or obligations hereunder; and (vii) any voluntary or involuntary bankruptcy or insolvency petition or proceeding involving Merchant or any of its parent, subsidiary or affiliated entities. This indemnity shall survive the termination of this Agreement.

(b) Any individual who signs this Agreement as a Guarantor acknowledges that he or she is a principal owner of Merchant's business and will benefit from the services and financial accommodation Orbis Development, Inc. provides to Merchant's business. To induce Orbis Development, Inc. to enter into this Agreement, any individual signing as a Guarantor hereby personally guarantees Merchant's obligations (including all payment and indemnity obligations) contained in this Agreement, any amendments hereto, and any other Agreement with Orbis Development, Inc. or any of its affiliates. If there is more than one Guarantor, each such Guarantor will be jointly and severally liable. Orbis Development, Inc. may proceed against any Guarantor with or without joining Merchant or any third party and without first or contemporaneously proceeding against, or seeking to collect from, any other such person.

                                                  Initial________ Date: ________

K.       RECORDS

MERCHANT SHALL STORE ORIGINAL DOCUMENTATION OF EACH TRANSACTIONION FOR AT LEAST SIX (6) MONTHS FROM THE DATE OF THE RESPECTIVE TRANSACTION, AND SHALL RETAIN COPIES OF ALL SUCH DATA FOR AT LEAST THREE (3) YEARS FROM THE DATE OF THE RESPECTIVE TRANSACTION. Merchant shall not charge any fee for the creation or storage of such copies. If Orbis Development, Inc. receives any request for retrieval of Sales Data, Orbis Development, Inc. shall transmit such request to Merchant, and Merchant shall promptly provide to Orbis Development, Inc. (or to the Card issuing financial institution Orbis Development, Inc. so directs) a copy of the requested Sales Data, all in compliance with the applicable Rules. In addition to the indemnity set forth herein, Merchant hereby indemnifies and holds Orbis Development, Inc. harmless from and against any and all losses, liabilities and chargebacks arising out of Merchant's failure to comply with a request for retrieval of Sales Data. Merchant acknowledges that its failure to comply with a retrieval in accordance with the respective Association's Rules may result in a chargeback of the subject transaction. Orbis Development, Inc., in its sole direction, from time to time, may require Merchant to Deliver Original Sales Data to Orbis Development, Inc. rather than storing such Data.

                                                  Initial________ Date: ________



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L.       NO DISCLOSURE OF CARDHOLDER INFORMATION

Merchant shall not sell, provide, exchange, or otherwise disclose to third parties (other than to Merchant's agents and contractors for the purpose of assisting Merchant in completing a transaction, or to the applicable Association, or as specifically required by law) any Cardholder's Account number, Account information, or any other information about the Cardholder without obtaining the prior written consent of the Cardholder on a document other than the Sales Data. These prohibitions shall be applicable to any and all forms, documents and media in which such Account numbers or other information may be set forth or stored (including as examples, but without limitation, Sales Data, carbon copies and photocopies), and Merchant shall utilize storage and disposal procedures that will prevent any improper disclosure of such Account numbers and other information. Merchant shall notify Orbis Development, Inc. immediately upon the occurrence of any improper disclosure or circumstances that could result in any improper disclosure of such Account.

                                                  Initial________ Date: ________


M.       INFORMATION ABOUT MERCHANT'S BUSINESS

Each Merchant and the undersigned Guarantors agrees to furnish to Orbis Development, Inc. upon five (5) days' notice such financial statements and information concerning such Guarantors and Merchant or its parent, subsidiary and affiliated entities as Orbis Development, Inc. may from time to time request. Without prior notice given to Merchant, (but during Merchant's normal business hours), Orbis Development, Inc. or its duly authorized representatives may visit Merchant's business premises, and may examine those books and records of Merchant that pertain to Merchant's Sale and/or leases made by honoring Cards, including without limitation Merchant's books and records concerning all Sales Data presented to Orbis Development, Inc. for credit. Merchant and Merchant's principals, officers, partners or proprietors, as the case may be need to provide Orbis Development, Inc. at least thirty (30) days' prior written notice of its or their intent to change in any way the basic nature of Merchant's business, including, without limitation, any change in the manner in which Merchant accepts Cards. Merchant shall also give Orbis Development, Inc. prompt notice of any potential material adverse change to Merchant's business. Each of Merchant and Guarantors agrees to provide Orbis Development, Inc. with prompt written notice if any Guarantor, Merchant or any of its parent, subsidiary or affiliated entities are the subject of any voluntary or involuntary bankruptcy or insolvency petition or proceeding.

                                                  Initial________ Date: ________


N.       SIDE OF EQUIPMENT

Sections "O" through "T" of this Agreement govern the sale of certain Equipment identified in Schedule A (the "Purchased Equipment') which Orbis Development, Inc. is providing to Merchant in connection with the services provided by Orbis Development, Inc. pursuant to this Agreement. THE EQUIPMENT IS NOT BEING SOLD TO ANY PERSON OR ENTITY OTHER THAN MERCHANT OR FOR HOME, FAMILY, OR PERSONAL USE.

                                                  Initial________ Date: ________


O.       PURCHASED EQUIPMENT

Orbis Development, Inc. will sell to Merchant any and all Equipment to be purchased by Merchant (the "Purchased Equipment") and at prices set forth in Schedule A, free and clear of all liens and encumbrances (subject to Section 19(b)), except that any software (as defined in Section 17 below) will not be sold to Merchant but instead will be provided to Merchant pursuant to, and subject to the conditions of, the license contained in Section 17 hereof. Merchant shall pay the purchase price for the Purchased Equipment and the related software license(s), including all applicable taxes.



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                                                  Initial________ Date: ________


P.       USE OF EQUIPMENT; INSURANCE

During the term of this Agreement, Merchant shall: i) cause the Equipment to be operated by qualified personnel in accordance with the manufacturer's operating instructions and in accordance with any Operating Procedures provided by Orbis Development, Inc.; (ii) not use the Equipment or permit the Equipment to be used, in any manner or for any purpose for which it is not designed; (iii) not permit any physical alteration or modification of the Equipment without Orbis Development, Inc.'s prior written consent; and (iv) comply with all governmental laws, rules and regulations relating to the use of the Equipment and, at no expense to Orbis Development, Inc., obtain all legally required permits for the Equipment. The loss, destruction, theft of or damage to the Equipment shall not relieve Merchant from Merchant's obligation to pay the full purchase price payable hereunder.

                                                  Initial________ Date: ________


Q.       SOFTWARE LICENSE

Anything in this Agreement to the contrary notwithstanding, Orbis Development, Inc. retains all ownership and copyright interest in and to all software, computer programs, related documentation, technology, know how and processes embodied in or provided in connection with the Equipment (collectively, the "Software"), and Merchant shall have only a non-exclusive license to use the Software in the operation of the Equipment. Merchant shall not reverse-engineer, disassemble or decompile the Software. Merchant shall not give any third party, except Merchant's employees, access to the Software without Orbis Development, Inc.'s prior written consent. Merchant's obligations under this Section 17 shall survive the termination of this Agreement.

                                                  Initial________ Date: ________


R.       TAXES

Merchant agrees to pay any sales taxes imposed on the sale of Equipment contemplated by this Agreement during the term of this Agreement and authorizes Orbis Development, Inc., or Orbis Development, Inc.'s assigns to increase the amount of Merchant's preauthorized payment to reflect any and all increases in the local sales, use, occupational, property or other taxes imposed on such sale of Equipment.

                                                  Initial________ Date: ________


S.       SECURITY INTEREST; SETOFF RIGHTS; FINANCING STATEMENTS

(a) Merchant irrevocably grants to Orbis Development, Inc. a lien against and security interest in any funds pertaining to the transactions contemplated by this Agreement now in its possession or that may come into Orbis Development, Inc.'s possession, whether due, or to become due to Merchant, together with the proceeds thereof. Any such funds may be commingled with other funds and need not be maintained in a separate Account. Merchant agrees to execute and deliver to Orbis Development, Inc. such instrument, and documents that Orbis Development, Inc. may reasonably request to perfect and confirm the lien, security interest and right of setoff set forth in this Agreement.

(b) Merchant irrevocably grants to Orbis Development, Inc. a lien against and security interest in all Purchased Equipment and the related Software to secure payment of the purchase price thereof and authorizes Orbis Development, Inc. to file financing statements (and any appropriate amendments thereto) with respect to the Equipment and the Software in accordance with the Uniform Commercial Code, signed only by Orbis Development, Inc. or signed by Orbis Development, Inc. as Merchant's attorney-in-fact.

                                                  Initial________ Date: ________


T.       TERMS AND TERMINATION

(a) The original term of this Agreement shall commence with Orbis Development, Inc.'s acceptance hereof (as evidenced by the commencement of Orbis Development, Inc.'s performance hereunder), and shall continue until either (i) terminated by giving at least thirty (30) days' notice of non-renewal to Orbis Development, Inc., or (ii) terminated by Orbis Development, Inc. by giving notice to Merchant (such termination by Orbis Development, Inc. to be effective



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as of date set forth in such notice or, if no such date is set forth, to be effective as of the date such notice is received by Merchant). In the event Merchant submits Sales Data to Orbis Development, Inc. after the termination, the Sales Data may be processed subject to the terms and conditions of this Agreement.

(b) The obligations, warranties, and liabilities and Merchant pertaining to Sales Data presented (including without limitation Merchant's obligations as to subsequent chargebacks among such Sales Data, whether or not the amount of such subsequent chargebacks is liquidated as of the date of termination) shall survive the termination and shall continue in full force and effect as if such termination had not occurred. Upon termination of this Agreement, all amounts payable to Orbis Development, Inc. shall be due and payable in full without demand or notice of any kind (any Merchant expressly waives such notice) and Merchant shall immediately present all Sales Data made up to the date of termination. In connection with the termination of this Agreement, Orbis Development, Inc. shall notify Merchant of the estimated aggregate dollar amount of Merchant's chargebacks and other obligations and liabilities that Orbis Development, Inc. reasonably anticipates subsequent to termination, and Merchant shall immediately deposit such amount with Orbis Development, Inc. or Orbis Development, Inc. may withhold such amounts from funds due to Merchant to establish a Reserve Account pursuant to and governed by the terms and conditions of Section 6 hereof.

                                                  Initial________ Date: ________


U.       REMEDIES

(a) With respect to the Equipment, if any debit of the Account initiated by Orbis Development, Inc. for the purchase price or any other Equipment charges hereunder is rejected for whatever reason when due or if there are insufficient funds available in the Account or due Merchant under this Agreement for Orbis Development, Inc. to apply a debit or deduction thereto to collect amounts due for Equipment, or upon termination of this Agreement, Orbis Development, Inc. shall have the right to exercise one or more of the following remedies: (i) declare due and recover from Merchant the entire amounts due and to become due for Equipment for the balance of the term of this Agreement; (ii) require Merchant to return the Leased Equipment or Purchased Equipment not yet fully paid for in accordance with the terms of this Agreement (collectively, the "Applicable Equipment"); (iii) enter or cause Orbis Development, Inc.'s agents to enter, with or without legal process, prior notice or judicial hearing, any premises where Applicable Equipment is located and take immediate possession of any Applicable Equipment and remove the same; (iv) sell Applicable Equipment at public or private sale (and Orbis Development, Inc. shall have the right to purchase any or all of such Applicable Equipment at such sale); (v) utilize any proceeds from the sale of Applicable Equipment to pay all charges and expenses incurred by Orbis Development, Inc. in connection with or incidental to the repossession, storage and preparation for sale of the Applicable Equipment and to credit the remainder of the sale price to the unpaid balance of the purchase price due hereunder, with Merchant remaining liable for any deficiency; and
(vii) exercise any other right or remedy which may be available to Orbis Development, Inc. under applicable law, including the right to recover damages for the breach of this Agreement. Notwithstanding anything to the contrary contained herein, strict compliance with time of payment provisions shall be enforced, time being of the essence. In addition to the above, and not in lieu thereof, Merchant will pay Orbis Development, Inc. all costs and expenses, including attorney's fees, the fees of any collection agency and any other expenses, such as telephone, mail and travel charges and investigation expenses, incurred by the Orbis Development, Inc. in enforcing any of the terms of this section 21 (a). NO remedy referred to herein is intended to be exclusive, but shall be cumulative, and in addition to any of the remedies referred to above or otherwise available to Orbis Development, Inc. at law or in equity. The exercise of any one remedy shall not be deemed to be an election of remedy or preclude the exercise of any other remedy. No failure on Orbis Development, Inc.'s part to exercise or delay or forbearance in exercising any right or remedy shall operate as waiver thereof. The exercise of any remedy will not operate to release Merchant until the amount of all payments due and to become due hereunder has been paid in full.

(b) If this Agreement is terminated, Orbis Development, Inc. will be entitled to recover, and Merchant will pay on demand, any and all payments due to the Orbis Development, Inc. resulting from agreed upon services provided by the Orbis Development, Inc. Merchant authorizes Orbis Development, Inc. to debit the Account for said amounts in connection with the termination. If the Account does not have sufficient funds, Merchant agrees to pay Orbis Development, Inc. immediately upon receipt of invoice therefore.

                                                  Initial________ Date: ________






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V.       DISCLAIMER; LIMITED LIABILITY

ORBIS DEVELOPMENT, INC. HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE SERVICES, PRODUCTS AND EQUIPMENT PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Orbis Development, Inc. will, at its own expense, correct any data in which (and to extent that) errors have been caused by Orbis Development, Inc.'s personnel, or by malfunctions of software or machines controlled by the Orbis Development, Inc.. However, the expense to Orbis Development, Inc. of correcting such data will constitute Orbis Development, Inc.'s only responsibility with such errors or in connection with any other performance or nonperformance by Orbis Development, Inc. under this Agreement. Under no circumstances shall the financial responsibility of Orbis Development, Inc. for any other failure of performance by Orbis Development, Inc. under this Agreement exceed the fees or charges paid to the Orbis Development, Inc. for the transaction, activity or Equipment that is or was the subject of the alleged failure of performance. IN NO EVENT SHALL ORBIS DEVELOPMENT, INC., ITS EMPLOYEES OR AFFILIATES, BE LIABLE FOR SPECIAL INCIDENTAL OR CLAIMS BY MERCHANT OR ANY THIRD PARTY RELATIVE TO THE TRANSACTIONS HEREUNDER.

                                                  Initial________ Date: ________


W.       FORCE MAJEURE

Orbis Development, Inc. shall not be liable for delays in processing or other nonperformance caused by such events as fires, telecommunications, utility or power failures, Equipment failures, labor strife, riots, war, nonperformance of Orbis Development, Inc. vendors or suppliers, acts of God, or other causes over which Orbis Development, Inc. has no reasonable control.

                                                  Initial________ Date: ________


Y.       ENTIRE AGREEMENT

The Rules, Operating Procedures, Personal Guaranty and all schedules and addenda attached to this Agreement are hereby made a part hereof for all purposes. This Agreement represents the entire understanding between Merchant and Orbis Development, Inc. with respect to the matters contained herein. This Agreement shall prevail over the terms of any Agreement governing the Account.

                                                  Initial________ Date: ________


Z.       PARTIES

This Agreement shall be binding on and inure to the benefit of the parties hereto and is a contract whereby Orbis Development, Inc. is extending financial accommodations to Merchant within the meaning of the Bankruptcy Code. In providing services to Merchant, Orbis Development, Inc. shall not be acting in the capacity of Merchant's agent, partner or joint venturer, and shall act as an independent contractor. Merchant shall not assign, transfer or otherwise convey this Agreement without Orbis Development, Inc.'s prior consent. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, debtor in possession, sheriff or any other officer of a court, or other person charged with taking custody of Merchant's assets or business, will have any right to continue, assume or assign this Agreement.

                                                  Initial________ Date: ________


AA.      GOVERNING LAW; ATTORNEYS, FEES

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This Agreement has been accepted in and shall be performable for all purposes In Zephyr Cover, Nevada. Any action, proceeding, litigation or arbitration relating to or arising from this Agreement shall be brought in Zephyr Cover, Nevada. Merchant shall be liable for and indemnify Orbis Development, Inc. for all attorneys' fees and expenses incurred by Orbis Development, Inc. in the enforcement of Merchant's obligations hereunder.

                                                  Initial________ Date: ________






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AB.      DISPUTE RESOLUTION AND ARBITRATION

If the parties disagree as to any matter governed by this Agreement, the parties shall promptly consult with one another in an effort to resolve the disagreement. If such effort is unsuccessful, Orbis Development, Inc. may elect to have any controversy or claim arising out of or relating to this Agreement, or the breach thereof, settled by mediation or arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the right to render equitable, as well as other, awards and relief. The parties agree that the underlying Agreement between the parties involves interstate commerce, and that notwithstanding any choice of law provision in Section 26 of this Agreement, the Federal Arbitration Act hereunder shall govern any arbitration.

                                                  Initial________ Date: ________


AC.      VISA

The parties acknowledge that the VISA Association Rules give VISA certain rights to terminate or limit this Agreement with respect to transactions involving VISA and the VISA Card system.

                                                  Initial________ Date: ________


AD.      NOTICES

Unless otherwise expressly stated in this Agreement, all notices hereunder shall be in writing and deemed to have been given when delivered to Merchant at the address set forth in Part 1 and to Orbis Development, Inc. to the attention of General Counsel, Orbis Development Merchant Services, Inc. 405 Central Ave. #300, St. Petersburg, FL 33701, or to such address subsequently designated by a party through written notice to the other party.

                                                  Initial________ Date: ________










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